Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Scott T. Mereness, President
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LCI INDUSTRIES ACQUIRES ITALIAN-BASED MANUFACTURERS
METALLARTE AND RV DOORS

Elkhart, Indiana – July 3, 2017 – LCI Industries (NYSE: LCII) (“LCI”), a supplier of components for the leading original equipment manufacturers (“OEMs”) of recreational vehicles (“RVs”) and adjacent industries, and the related aftermarkets of those industries, today announced that its wholly-owned subsidiary, Lippert Components, Inc., has acquired Metallarte S.r.l, a Siena, Italy-based manufacturer of entry and compartment doors, and its subsidiary, RV Doors, S.r.l., a Venice, Italy-based manufacturer of driver-side doors, to the European caravan (RV) market. Consolidated sales of the acquired business for 2016 were approximately €11 million (US$12 million).

The purchase price was €14.7 million (US$16.8 million), which was paid at closing from available cash and borrowings under the Company's $200 million line of credit, plus contingent consideration based on future sales.

“Metallarte is a wonderful and quickly growing European caravan components supplier,” said LCI’s President Scott Mereness. “In 2016, we acquired Italian-based Project 2000 S.r.l., a manufacturer of motorized entry steps, bed lifts and RV accessories, as a foundation for LCI in the European RV market. We followed Project 2000 with another Italian-based company, train window manufacturer Sessa Klein S.p.A. Metallarte. is our third European acquisition in 13 months. We believe this transaction further accelerates the opportunities to expand LCI’s product offerings for the European RV market. We welcome Metallarte to LCI, and look forward to working closely with their team to grow their business in Europe. We expect this acquisition to be immediately accretive to LCI's earnings.”

“We continue to build on our international growth opportunities,” continued Mereness. “Our strong balance sheet combined with excellent operating cash flow allows us to continue to significantly invest in future growth. The European RV market produces 170,000 units annually and we look to expand our presence as a key supplier to this market.”

About LCI Industries

From 52 manufacturing and distribution facilities located throughout the United States and in Canada and Italy, LCI Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading original equipment manufacturers of recreational vehicles; buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; manufactured homes; modular housing; and factory-built mobile office units. The Company also supplies components to the related aftermarkets of these industries primarily by selling to dealers and service centers. LCI’s products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; vinyl, aluminum and frameless windows; manual, electric and hydraulic stabilizer and leveling systems; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; televisions and sound systems; navigation systems; backup cameras; appliances; and other accessories. Additional information about LCI and its products can be found at www.lci1.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects resulting from acquisitions, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, employee benefits, employee retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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